UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 8, 2015
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 8, 2015, Lennar Corporation (the "Company") held its 2015 Annual Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting were as follows:

(1)	The following individuals were elected as directors to serve a one-year term expiring at the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-votes
Irving Bolotin	434,666,480	4,130,921	23,251,000
Steven L. Gerard	342,855,655	95,941,746	23,251,000
Theron I. ("Tig") Gilliam	433,271,408	5,525,993	23,251,000
Sherrill W. Hudson	433,161,664	5,635,737	23,251,000
Sidney Lapidus	436,407,635	2,389,766	23,251,000
Teri P. McClure	434,911,761	3,885,640	23,251,000
Stuart A. Miller	438,226,456	570,945	23,251,000
Armando Olivera	438,530,192	267,209	23,251,000
Jeffrey Sonnenfeld	437,625,427	1,171,974	23,251,000

(2)
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2015. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining
459,873,413	2,026,120	148,868

(3)
Stockholders approved, on an advisory basis, the compensation of our named executive officers described in the Proxy Statement dated February 24, 2015 relating to the Company's 2015 Annual Meeting of Stockholders. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
403,234,125	35,277,539	285,737	23,251,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2015	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer